ADDENDUM TO PLACEMENT AGENT AGREEMENT

Thomas Securities LLC
d,b,a, Thomas Group Capital
3414 Peachtree Road, N.E., Suite 656
Atlanta, GA 30326
Attn: Thomas Borbone

Gentlemen:

This Addendum to Placement Agent Agreement (the "Addendum") is made this 22nd day of September 2008 by and between East Coast Ethanol, LLC, a Delaware limited liability company having an address of 1907 Thurmond Mall, Columbia, SC 29202 (the "Company") and Thomas Securities LLC, a Delaware limited liability company (d.b.a. Thomas Group Capital)(the "Placement Agent").

This Addendum shall be incorporated into and made part of the Placement Agency Agreement dated April 4, 2008 by and between the Company and the Placement Agent (the "Agreement").

1. Interpretation. Except as expressly supplemented and amended hereby, all terms and conditions of the Agreement remain as stated therein. In case of a conflict between the terms and conditions of the Agreement and this Addendum, the ten-as and conditions of this Addendum shall control.

2. Additions language. Without alteration to any other provision of the Agreement, the following Section 1A is hereby added to, and made part of, the Agreement:

1A.  PLACEMENT OF SENIOR CREDIT FACILITY. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a) The Company hereby engages the Placement Agent, on a non-exclusive basis and so long as the Placement Agent is authorized to act as a selling agent of the Company for the Company's Units pursuant to Section 1 hereof, to assist the Company in obtaining a senior credit facility for project financing as described in the Prospectus.

(b) As compensation for Placement Agent's services rendered pursuant to this Section 1A, upon the execution and delivery of definitive and binding written agreements by the Company and the lender providing the senior credit facility, the Company shall pay to the Placement Agent in cash, on the date such definitive and binding written agreements are executed, by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, art amount equal to one and one-half percent (1.5%) of the amount of the senior credit facility received by the Company; provided, however, that notwithstanding the foregoing, the Placement Agent shall be entitled to compensation pursuant to this Section 1A(b) only if: (i) the Placement Agent received a bona fide offer to provide the senior credit facility from the lender providing the senior credit facility to the Company, the Placement Agent communicated such bona fide offer to provide the senior credit facility to the Company and the Company thereafter accepted such bona fide offer, and (ii) the definitive and binding written agreements between the Company and the lender providing the senior credit facility are executed and delivered not more than twelve, (12) months following the termination of the Placement Agent's engagement to assist the Company in obtaining a senior credit facility pursuant to Section 1A(a).

(c) Offers to provide a senior credit facility may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to provide a senior credit facility received by it as agent of the Company. The Company shall have the sole right in its absolute discretion to accept or reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, subject to giving prior notice to the Company, to reject any offer to provide a senior credit facility received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

3. Counterparts. This Addendum may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EAST COAST ETHANOL, LLC

By:	/s/ Randy D. Hudson
Name: Randall D. Hudson
Title: Chief Executive Officer

Accepted as of the date first above written THOMAS SECURITIES LLC
/s/ Thomas Borbone
Name: Thomas Borbone Title: Managing Member/Chief Executive Officer